SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           July 20, 1999
                                                           -------------




                          Insituform East, Incorporated
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


               0-10800                                 52-0905854
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      (Commission File Number)                (IRS Employer Identification No.)



         3421 Pennsy Drive, Landover, Maryland                    20785
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       (Address of Principal Executive Offices)                 (Zip Code)



           Registrant's telephone and fax numbers, including area code
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)
          (301) 773-4560 (24-hour public information Fax Vault System)

--------------------------------------------------------------------------------

                                      None
                       (Former Name or Former Address, if
                           Changed Since Last Report)

Item 5.    Other Events.

           See press release of the registrant dated July 23, 1999 and the Midsouth Settlement Agreement effective as of July 20, 1999, both attached hereto.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INSITUFORM EAST, INCORPORATED



Date:  July 23, 1999                           By:  /s/ Robert W. Erikson
                                                    Robert W. Erikson
                                                    President

                                                          PRESS RELEASE
                                                          For Immediate Release

                  INSITUFORM EAST REPORTS FAVORABLE SETTLEMENT
                     IN DISPUTE CONCERNING MIDSOUTH PARTNERS

         LANDOVER,  MD, July 23, 1999 - INSITUFORM EAST,  INCORPORATED  [NASDAQ:
INEI] (the "Company" or "East") reported that it and its subsidiary, Insitu, Inc. had settled disputes with Insituform Technologies, Inc.
("ITI") concerning Midsouth Partners ("Midsouth").

         In March, ITI purportedly terminated its Insituform License Agreement and commenced litigation to deny Midsouth any rights to further utilize cured-in-place-pipe ("CIPP") rehabilitation processes as previously practiced under such license. The settlement followed an April Preliminary Injunction Decree from the Delaware Chancery Court enjoining ITI from exploiting the Insituform Process in the Midsouth Territory and ordering arbitration. The American Arbitration Association set hearings for late July and had agreed to go forward on the merits of Insitu's complaint.

         Under the settlement, all remaining disputes before the Delaware Chancery Court and the American Arbitration Association will be dismissed.

         By the terms of the agreement reached July 20, a wholly-owned subsidiary of East will purchase ITI's interests in the partnership at book value and Midsouth Partners is entitled to continue the business of the partnership under its present name. Midsouth obtained a royalty-free, non-exclusive right, without limit in time, to continue to utilize the CIPP processes heretofore practiced by Midsouth. The Insituform License Agreement and its requirement to pay royalties were relinquished through settlement; additionally, ITI further expressly acknowledged that Midsouth may also utilize processes other than the Insituform Process to perform pipe rehabilitation services.

         The Chief Executive Officer Committee ("CEOC") of East said the Company is "positively elated" with the settlement, which it regards as "extraordinarily favorable" to both the Company's future and the future of Midsouth Partners, now its wholly-owned subsidiary. The CEOC said that obtaining a perpetual non-exclusive right, royalty-free, for Midsouth to continue to use its current CIPP methodology, as well as the express freedom for Midsouth to utilize additional processes other than the Insituform Process to perform pipe rehabilitation services, was well worth the terminating of existing ITI licenses and allowing direct competition between ITI and Midsouth Partners.

         Insituform East, Incorporated and its subsidiaries are principally engaged in the trenchless rehabilitation of underground sewers and other pipelines. The Company directly performs work in six Mid-Atlantic states and the District of Columbia under certain sublicense agreements utilizing the patented Insituform(R) process. Utilizing other processes, the Company's wholly-owned subsidiary, Midsouth Partners, operates substantially without geographic restriction. The Insituform process utilizes a polyester fiber felt tubing, or in particular circumstances special applications material, (the Insitutube(R) material) coated with polyethylene and impregnated with a liquid thermosetting resin. The resin-saturated Insitutube material is inserted in the pipe through an existing manhole or other access point. By use of an inversion tube and cold water pressure, the Insitutube material is turned inside out as it is forced through the pipeline. When the Insitutube material is fully extended, the cold water within it is recirculated through a heat-exchange unit. The heated water cures the thermosetting resin to form a hard, jointless, impact and corrosion resistant Insitupipe product within the original pipe. Lateral or side connections are then reopened by use of the Insitucutter(R) device, a remotely controlled cutting machine. The Company is certified to ISO 9001 quality standards for the design and installation of the Insituform cured-in-place pipeline product.

                                      *****
CONTACT: ROBERT W. ERIKSON
                  President
                  (301) 386-4100

                          MIDSOUTH SETTLEMENT AGREEMENT

        This Midsouth Settlement Agreement ("Agreement"), effective as of July 20, 1999, is by and among Insituform Technologies, Inc. (formerly named Insituform of North America, Inc.; "ITI"), Insituform Southwest, Inc. (formerly named Insituform California, Inc.; "Southwest"), Insitu, Inc. ("Insitu"), Insituform East, Inc. ("East"), Midsouth Partners (formerly named Insituform Midsouth; "Midsouth") and Midsouth LLC ("LLC").

                              W I T N E S S E T H:

        WHEREAS, Midsouth entered into an agreement as licensee of a process called the Insituform(R) Process for the trenchless rehabilitation of pipelines, pursuant to a sub-license agreement dated as of December 2, 1985 by and between Midsouth and Insituform North America Corp. ("INAC"), as predecessor-in-interest to ITI, as amended (the "Insituform License Agreement"), for the Territory (as defined in the Insituform License Agreement); and

        WHEREAS, Midsouth is the licensee of a process called the NuPipe(R) Process for the trenchless rehabilitation of pipelines under a license agreement dated as of December 7, 1990 and related equipment and supply agreements, as amended, between NuPipe, Inc. ("NuPipe"), as predecessor-in-interest to TTI, and Midsouth (the "NuPipe License Agreement") for the Territory; and

        WHEREAS, Insitu, ITI and Southwest are the partners of Midsouth, holding interests in the capital, and in the profits and losses, of Midsouth of 42-1/2%, 42-1/2% and 15%, respectively; and

        WHEREAS, East is the licensee of the Insituform Process for various other territories under six license agreements entered into between INAC, as predecessor-in-interest to ITI, and East; and is the licensee of the NuPipe Process for such territories under a license agreement between NuPipe, as predecessor-in-interest to ITI, and East; and

        WHEREAS, there are disputes among Insitu, ITI, Southwest and Midsouth concerning, among other matters, the right of Southwest to withdraw from and seek dissolution of Midsouth and the right of ITI to terminate the Insituform License Agreement; and

        WHEREAS, to avoid the time, expense and uncertainty of litigation and arbitration, the parties now desire to settle outstanding disputes among them;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1. The parties hereto acknowledge and agree that the partnership known as Midsouth Partners is hereby dissolved: (i) incident to the intended withdrawal therefrom of Southwest by notice dated April 19, 1999 to be effective August 17, 1999, which Southwest, ITI and Insitu agree shall take effect on the date hereof; (ii) by the withdrawal of ITI therefrom effective on the date hereof; (iii) by the assignment hereby of the interest of such withdrawing partners to, and (except as otherwise set forth in this Agreement) the assumption hereby of all liabilities of such withdrawing parties (the "Withdrawing Partners") by, LLC, and consequent release of such Withdrawing Partners therefrom; and (iv) by the agreement of Insitu, ITI and Southwest:

             A. that Midsouth may continue under its present or such other name as Insitu, as continuing partner, may select, but that its operation shall be subject to the rights and obligations set forth in this Agreement (it being further agreed that the partnership agreement of Midsouth [the "Partnership Agreement"] is hereby amended to eliminate any and all provisions thereof inconsistent with this Agreement);

             B. that Insitu will cause to be paid to Southwest and ITI for their partnership interests, respectively, the share of each in the book value of Midsouth in the manner set forth in the letter dated July 12, 1999 from C.T. Armstrong, counsel to Insitu, to Thomas Goodwin, Esq., counsel to ITI and Southwest (the "Payment Letter"), a copy of which is attached hereto as Exhibit A;

             C. that, except as in this Agreement or in the Payment Letter otherwise provided, from and after the date hereof, Insitu and LLC shall be the sole surviving partners of Midsouth; and

             D.     that the Withdrawing Partners shall, from and after the date
                    hereof,  have  no  further   obligations   pursuant  to  the
                    Partnership Agreement.

         2. The Insituform License Agreement is hereby terminated in all respects, effective March 11, 1999, except that Article VI (and the provisions of the schedule referred to therein) shall continue in full force and effect, subject to the provisions of paragraph 5(d) of this Agreement from and after the date hereof.

         3. The NuPipe License Agreement is hereby terminated in all respects, effective as of the date hereof, except that Section 5.03 shall continue in full force and effect.

         4. The parties agree that Insitu may continue to operate a pipe rehabilitation business using the name of "Midsouth" (and hereinafter Insitu, LLC and Midsouth Partners, in whatever legal form the last such party survives the withdrawal of ITI and Southwest, shall collectively be referred to herein as "Insitu" except where the context clearly implies that only Insitu itself is intended); provided, however that none of Insitu, Midsouth nor LLC shall have any right to use the trademark, service mark and/or tradename "Insituform" or any derivative thereof (except for the continued right to utilize the name "Insitu" as part of any corporate name), or any of the other trademarks, service marks and tradenames of ITI or any of its affiliates after the date of this Agreement, except as expressly provided herein. Insitu and Midsouth, and each of them, agree to cease immediately the use of any and all such trademarks, service marks and tradenames as of the date hereof, except that the parties agree that Insitu and Midsouth shall have ninety days from the date of this Agreement to remove said trademarks, service marks and tradenames from its vehicles, equipment, buildings, letterhead, business cards, literature and other materials; provided, however, that nothing herein shall obligate Insitu or Midsouth to remove the word "Insituform" from any felt tube which Midsouth has ordered from, but which has not as of the date hereof been delivered by, ITI as of the date hereof or any tube which Midsouth has in its possession as of the date hereof.

         5. (a) ITI hereby grants to Insitu a royalty-free, nonexclusive right, without limit in time, within and throughout the Territory to continue to utilize the cured-in-place pipe processes, techniques and inventions currently or formerly used in commercial practice by ITI and heretofore practiced by or available to Midsouth pursuant to the Insituform License Agreement and to sell the resultant product (it being expressly understood and agreed that such right shall not extend to any improvements in or modifications to any such processes, techniques and inventions subsequent to the date hereof); provided, however, that the aforesaid may not be used to line tunnels, pipelines and passageways carrying natural or manufactured fuel gases and other hazardous gases. Notwithstanding any other provision contained herein, Insitu, Midsouth and LLC, and each of them, covenant and agree that nothing in this Agreement shall entitle any of them to utilize the aforesaid rights, ideas, inventions and techniques outside the Territory or in any other activity. Insitu, Midsouth and LLC expressly agree that none of them shall be entitled as a result of the foregoing grant to utilize or practice any other rights, Insituform Process patents issued after the date hereof, properties, improvements or changes which are developed or acquired by ITI or any of its subsidiaries or affiliates, communicated to Insituform licensees or introduced to commercial practice after the date hereof, nor shall Insitu, Midsouth or LLC be entitled to (and neither ITI nor any of its subsidiaries or affiliates shall be obligated to provide) any technical support with respect thereto. Nothing herein shall in any way either increase or limit Midsouth's, Insitu's or LLC's right to use, inside or outside the Territory, any rights, ideas, inventions and techniques which can be obtained from the public domain or that were or become publicly available for use in the absence of this Agreement (excluding for these purposes the unexpired patents of ITI and its affiliates).

           (b) The rights granted under paragraph 5(a) shall terminate immediately if any provision of this Agreement is breached by Midsouth, Insitu, East or LLC and such breach is not cured within thirty (30) days of notice served by certified mail or facsimile by ITI, or if any such entity becomes insolvent or a petition in bankruptcy is filed by such entity, or there is an adjudication of bankruptcy upon a petition filed against such entity or a receiver is appointed on application of such entity.

           (c) Notwithstanding the foregoing to the contrary, the following occurrences shall be deemed incurable breaches of the terms of this Agreement and ITI may, in its sole and absolute discretion, serve immediate notice of termination of the rights provided under paragraph 5(a), that is to say: (i) Insitu, LLC or Midsouth utilizes the rights granted hereunder outside the Territory, other than in an inadvertent and de minimis manner (provided, however, that, without limitation, in no event shall utilization of the license granted hereunder for the performance of an entire project or substantially an entire project outside the Territory, or, on a cumulative basis, in any five projects outside the Territory, regardless of lengths installed, constitute an inadvertent or de minimis utilization) , (ii) Insitu, LLC or Midsouth uses in any way the name "Insituform" or any derivative thereof, except as expressly permitted with respect to its inventory of tubes or as is provided in Exhibit B hereto, (iii) Insitu, LLC or Midsouth purchases, or East or any affiliate of East sells to Insitu, LLC or Midsouth, any tubes supplied to East by ITI; or (iv) any breach of paragraphs 6 or 15 of this Agreement occurs.

           (d) The confidentiality provisions of Article VI of the Insituform License Agreement (and the provisions of the schedule referred to therein, other than paragraphs 3 and 4 thereof) shall apply to Insitu, LLC and Midsouth, and each of them, from and after the date hereof with respect to the rights granted hereunder (with each reference to Sublicensee or Operator thereunder deemed to be a reference to Insitu, LLC, Midsouth, and each of them, each reference to INAC deemed a reference to ITI and each reference to the Sublicensing Agreement or the Agreement thereunder deemed to be a reference to the rights under this paragraph 5).

           (e) Nothing herein shall constitute an appointment of Insitu, LLC or Midsouth as an Insituform(R) Process licensee or otherwise as an "Insituform licensee", and Insitu, LLC, Midsouth, and each of them, expressly agree that they will not hold themselves out as a licensee of the Insituform(R) Process or as a licensee of ITI. ITI agrees to provide a letter to Insitu for its use with customers after the date hereof in the form attached hereto as Exhibit B.

         6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, with the specific understanding that Insitu may assign the rights granted under paragraph 5(a) if such assignment is attendant to the sale or change of control of East and all of its subsidiaries and such assignment is approved in advance by ITI, such approval not to be unreasonably withheld; however ITI may withhold consent, at its sole and absolute discretion, if the party acquiring control of East is in competition with, or an affiliate of a competitor of, ITI or any of its affiliates. Except as provided above, Insitu shall not, by operation of law or otherwise, sell, assign, transfer, convey, give away, or encumber to any person, firm, corporation, partnership, limited liability company or other person or entity of any nature, its interest in the rights granted hereunder, nor offer, permit or suffer the same; provided that Insitu may assign the rights granted hereunder to any successor thereof that is, directly or indirectly, a wholly-owned subsidiary of East and under common control with Insitu, and that is not a licensee of the Insituform Process. Any approved assignment as set out above shall be made on the express condition that the assignor guarantees the performance of its assignees as well as upon the express condition that the ultimate parent corporation of any such assignee shall also guarantee the performance of such assignee, all strictly in accordance with the terms and conditions of the rights granted hereunder. Should beneficial ownership of an amount of outstanding common stock or other indicia of ownership in Insitu or East or their respective ultimate parent corporations be conveyed so as to effect a change in the control of Insitu, whether by sale, conveyance, operation of law or otherwise, without having first obtained the written consent of ITI at its sole discretion to transfer the rights granted hereunder, ITI shall at its option have the right to terminate the rights granted hereunder immediately. Any purported assignment of the rights granted hereunder not having the aforesaid consent shall be null and void and shall thereafter constitute a material default hereunder.

           7. Effective as of the date hereof, ITI and/or any of its subsidiaries, or affiliates or any future licensees are hereby permitted to operate, utilize and exploit in the Territory all of ITI's technology, patents and other rights and properties without any obligation to East, Insitu, Midsouth, LLC or any affiliate thereof, or any of them.

           8. Within five days of the date hereof, Midsouth shall remit to ITI $400,000 in repayment of loans heretofore made by ITI to Midsouth, and all further obligations of ITI under any and all loan arrangements regarding Midsouth are hereby released.

           9. ITI agrees that for a period of two years from the date hereof neither ITI nor any of its subsidiaries or affiliates shall hire any individual who was employed by Midsouth, Insitu, East, LLC or any of their affiliates on or subsequent to the date hereof unless, in the sole and absolute discretion of Midsouth, Insitu, East, LLC or such affiliate, consented to in writing by such entity.

         10. Midsouth, Insitu, East and LLC agree that for a period of two years from the date hereof none of Midsouth, Insitu, East, LLC nor any of their subsidiaries or affiliates shall hire any individual who was employed by ITI or any of its subsidiaries or affiliates on or subsequent to the date hereof unless, in the sole and absolute discretion of ITI, consented to in writing by ITI.

         11. Except as set forth herein, nothing contained in this Agreement shall limit or abridge East's rights or obligations under its various license agreements for the Insituform Process and the NuPipe Process, including, but not limited to, the confidentiality obligations imposed thereunder.

         12. (a) The parties acknowledge that Midsouth has currently reserved approximately $100,000 for performance or warranty claims and has been advised of additional performance or warranty claims of $150,000 for which it will establish a reserve. The parties agree that this total reserve of not more than $250,000 will be recognized in computing the book value of Midsouth to determine what is due under the Payment Letter. Any portion of this reserve not expended for performance or warranty claims shall be added to the book value of Midsouth and therefore to what is due under the Payment Letter.

             (b) Except for work previously paid, or reserved as provided in paragraph 12(a) (which work shall remain the responsibility of Insitu or one of its affiliates), the parties agree that responsibility for warranty work will be divided as follows:

                 (i) East or one of its affiliates shall be responsible for all warranty work on any projects and installation work performed by Midsouth, Insitu or LLC: (x) on or after February 14, 1997 or (y) on or before March 12, 1990; and

                 (ii) ITI or one of its affiliates shall be responsible for all warranty work on any project and installation work performed by Midsouth on or after March 12, 1990 and until the close of business on February 13, 1997, except for the Nashville Metro Water and Sewer Department project (commonly referred to as "Whittemore") which shall remain the sole responsibility of Insitu or one of its affiliates subject to the reserves hereinabove provided.

             (c) If any owner ("Owner") of any project or installation with respect to which any warranty claim is made approaches any party hereto with respect to a warranty claim for which a party hereto has assumed full responsibility, the party receiving any such claim shall immediately notify the other party(ies) which shall then proceed to deal with such claims according to the allocation of responsibility under this paragraph. Insitu, Midsouth and East agree to preserve all records relating to projects and installation work for periods prior to February 14, 1997 and to make the same readily available to ITI as needed for purposes of the undertakings in this paragraph or as may be otherwise needed for good and valid reasons. Insitu and East shall retain such records until the later to occur of expiration of any applicable project or installation warranty period or the retention period required by law. In the alternative to preserving the records as provided above, Insitu and East may determine to transfer the records to ITI. For purposes of this paragraph the term "records" shall include, but not necessarily be limited to contracts, photographs, video tapes, and any other visual, pictorial, electronic storage or imaging form or documentary record of any kind relating to projects and installation work performed by Midsouth. While nothing herein shall be deemed to preclude any party from responding to any customer inquiry relating to projects and installation work, the parties hereto agree that they shall not, by deed or word, initiate or encourage any Owner or any Owner's representative, agent, employee or official to discover or form a belief that any project or installation work performed by Midsouth is faulty or in need of warranty repairs or work. Further, after any party hereto receives any claim by any Owner that any project or installation work by Midsouth for which another party hereto has assumed full responsibility is faulty or in need of warranty repairs or work, the party receiving such complaint and its affiliates shall immediately, as provided above, advise the responsible party hereunder but shall not then by deed or word, otherwise facilitate such Owner in the investigation, discovery or belief that the project and installation work in question is in fact faulty or in need of warranty repairs or work.

             (d) The parties further agree that any and all responsibility of the parties, or any of them, for bonds issued on behalf of Midsouth shall be allocated in accordance with the principles hereinabove set forth in this paragraph, with each party entitled to appropriate contribution from the other parties in the event of any liability therefor.

         13. ITI and Southwest expressly acknowledge that Midsouth, LLC or Insitu may utilize processes other than the Insituform Process to perform pipe rehabilitation services.

         14. Any tube supply agreement heretofore entered into between Midsouth and ITI (or their predecessors) is hereby terminated. In the event Midsouth/Insitu wishes to purchase felt tubes from ITI and provided ITI still manufactures felt tubes, ITI shall enter into a felt tube supply agreement containing the same pricing and delivery terms and warranties as the tube supply agreement then in effect between ITI and East, provided, however, that East shall guarantee the performance of Midsouth/Insitu under any such supply agreement; and, provided, further, that, in the event Midsouth/Insitu does not commit, for any year (the "Subject Year") of such agreement, to purchase a quantity of tube which is at least 90% of the greater of (x) the volume purchased by Midsouth/Insitu during the prior year or (y) the volume purchase by Midsouth/Insitu during the period January 1 through December 31, 1998, ITI's Standard Price List, which is Exhibit 2 to the current East tube supply agreement, shall apply to purchases during the Subject Year. Notwithstanding the foregoing, however, the name "Insituform" or any derivative thereof shall not be printed on any such tubes supplied-by ITI to Midsouth/Insitu.

         15. Provided that East and any of its subsidiaries and affiliates (other than Midsouth/Insitu/LLC) shall not: (x) perform as a sub-contractor to Midsouth/Insitu/LLC more than 40% of the gross contract value of projects undertaken in the Territory by Insitu, Midsouth and/or LLC in any calendar year, nor (y) perform as a subcontractor to Midsouth, Insitu and/or LLC more than 40% of the cured-in-place pipe installation work under projects undertaken in the Territory by Insitu, Midsouth, and/or LLC then, and only then, may East utilize its rights in the Insituform Process in the Territory under its Insituform licenses as a subcontractor of Insitu, and in such an event with respect to such work East shall pay royalties to ITI as required under the various Insituform licenses between ITI and East but shall not be required to pay any cross-over fees or cross-over royalties to ITI for such work performed in the Territory as a subcontractor of Insitu. Insitu and East shall provide ITI with annual reports, due on or before February 28 of the succeeding year, setting forth the contract value of projects undertaken in the Territory in the preceding year by East, Insitu, Midsouth and/or any affiliate thereof, specifying therein work undertaken by East as a subcontractor of Insitu. East may undertake any amount of NuPipe Process work as a subcontractor of Midsouth/Insitu/LLC within the Territory but only to the extent the project calls for or permits a combination of cured-in-place and fold and form technology, in which event East shall pay royalties to ITI as required under the NuPipe license between ITI and East but shall not be required to pay any cross-over fee or cross-over royalty to ITI for such NuPipe work as a subcontractor of Midsouth/Insitu/LLC. Any work performed by East or any affiliate thereof in the Territory directly on its own behalf shall be subject to the terms and conditions of East's various Insituform licenses.

           16. Except as expressly set out in this Agreement, nothing herein shall be deemed to otherwise alter or amend the contractual relationships between East and ITI.

           17. Within ten (10) days of the date hereof Midsouth, Insitu, ITI and Southwest shall cause their respective counsel to file such documents with the Delaware Court of Chancery (Civil Action No. 17013 NC) and the American
  Arbitration Association (Case No. 22 110 0052 99) as are necessary to effectuate a dismissal with prejudice and without costs of proceedings among the parties thereto.

           18. Except as set forth in this Agreement, the parties hereto each do hereby release any and all other claims against each other or their affiliates arising out of any of the activities and actions of Midsouth or the actions of any of the other parties hereto or their directors, officers, employees and affiliates, relating to Midsouth, for all periods prior to the date of this Agreement, including, but not limited to, any and all alleged breaches of the Partnership Agreement, as amended, and any and all actions of ITI and Southwest and their directors, officers, employees, and affiliates taken with respect to termination of or withdrawal from, or attempts to terminate and withdraw from Midsouth including for these purposes, but not limited to, any bidding and related activities within the Territory prior to August 17, 1999 as well as Midsouth's obligations to pay ITI for royalties and/or tube sales which were incurred prior to the date hereof and remain unpaid.

         19. Each of the parties hereto shall bear their respective costs, including attorneys' fees, incurred in connection with the aforementioned Delaware Court of Chancery proceedings and American Arbitration Association proceedings. The parties further agree that the bond and escrow arrangement arising out of the Delaware Court of Chancery proceedings may be terminated.

         20. This Agreement shall be governed by the laws of the State of Tennessee. All parties to this Agreement and their counsel have reviewed and have had the opportunity to suggest revisions to this Agreement, and the rule of construction to the effect that any ambiguity in this Agreement is to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

        21. Each of the parties hereto acknowledges that irreparable harm would result if any of the provisions of paragraphs 4, 5, 9, 10 and 12 of this Agreement were not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in any such event. Accordingly, it is agreed that in addition to any other remedy to which any party may be entitled, in law or in equity, such party shall be entitled to injunctive relief to prevent breaches of such paragraphs of this Agreement and specifically to enforce the terms and provisions thereof.

        22. Any notice hereunder shall be deemed received within 5 days of the deposit, post-age prepaid, with the United States Postal Service if sent by certified mail return receipt requested or immediately if sent by facsimile, provided that a copy of the facsimile notice and a copy of the facsimile transmission report is deposited, postage prepaid, with the United States Postal Service the same date as the facsimile transmission directed to a party at the following address or such changed address as that party may serve on each other party hereto in the manner herein provided:

           (i)    if to East, Midsouth, LLC or Insitu:

                  Insituform East, Inc.
                  3421 Pennsy Drive
                  Landover, Maryland 20785

                  Attn: CEOC

                  with a copy to:

                  McGuire Woods Battle & Boothe LLP
                  1750 Tysons Boulevard, Suite 1800
                  Tysons Corner
                  McLean, Virginia 22102-3915

                  Attn: C. Torrence Armstrong, Esq.

         (ii)     if to ITI or Southwest:

                  Insituform Technologies, Inc.
                  702 Spirit 40 Park Drive
                  Chesterfield, Missouri 63005

                  Attn: Mr. Anthony W. Hooper

                  with a copy to:

                  Krugman & Kailes LLP
                  Park 80 West - Plaza Two
                  Saddle Brook, New Jersey 07663

                  Attn: Thomas J. Goodwin, Esq.

         23. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties; provided, however, that the provisions of the first paragraph of
Article XIV(C) of the Insituform  License Agreement and paragraph (a) of Section
6.03 of the NuPipe License Agreement relating to consequences of termination shall remain in effect with respect to the rights and obligations of the parties created under such license agreements, respectively, (and except that Insitu may, subject to the provisions of this Agreement, continue to hold confidential matter in its possession pursuant to the Insituform License Agreement for as tong as the rights granted in paragraph 5(a) of this Agreement remain in effect) and except as specifically set forth in this Agreement nothing in this Agreement shall be deemed to alter, amend or otherwise effect other contractual relationships between East and ITI. This Agreement cannot under any circumstances be modified orally and no agreement will be effective to waive, change, modify or discharge this Agreement in whole or in part, unless such agreement is in writing and is signed by the parties hereto.

         24. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names and by their duty authorized officers as of the date first above written.

INSITUFORM TECHNOLOGIES, INC.               INSITUFORM SOUTHWEST, INC.


By  /s/ A.W. Hooper                         By  /s/ A.W. Hooper
Title                                       Title


INSITU, INC.                                INSITUFORM EAST, INC.


By  /s/ Robert W. Erikson                   By  /s/ Robert W. Erikson
    /s/ George Wm. Erikson/Chrm                 /s/ George Wm. Erikson/Chrm
Title  CEOC                                 Title  CEOC


MIDSOUTH PARTNERS                           MIDSOUTH LLC


By  /s/ Robert W. Erikson                   By  /s/ Robert W. Erikson
    /s/ George Wm. Erikson                      /s/ George Wm. Erikson
Title  CEOC                                 Title  CEOC for Member

                                   EXHIBIT A

July 12 1999

Thomas J. Goodwin, Esquire
Krugman & Kailes, LLP
Part 80 West - Plaza Two
Saddle Brook, New Jersey 07663-5835

     Re:  Insitu, Inc., Claimant v. Insituform Technologies,
          Inc. and Insituform Southwest, Inc., Repsondents.
          Case No. 22 110 00052 99

Dear Tom:

     We propose a meeting at your earliest convenience to discuss the settlement proposal you made Friday afternoon. Our suggestion is that a fully authorized representative of ITI meet with our client and us at our office at a date and hour suitable to you. Our objective is to arrive at a settlement which could be submitted to the Arbitrators in a form of an Agreed Settlement.

     In the meantime, with respect to a formula or amount for the Midsouth business, we wish to propose the following approach for your consideration:

     (1) First, we take the quarterly report for the period ending March 31, 1999, a final copy of which you now have, and use that for the base. It shows on Footnote 10, page 14, the tangible net worth of each partner's share;

     (2) At or before August 17, Insitu will pay to ITI and Southwest the amounts shown therein;

     (3) On or before October 1, or within one week of the issuance of the quarterly report for the period ending June 30, 1999, whichever is later, Insitu will pay or have repaid to it any additional or lesser amount if reflected in Footnote 10 or similar Footnote of that report;

     (4) On or before November 1, or within one week of the receipt of a comparable report for the period ending August 17, 1999 (or other predetermined closing date) Insitu will pay or be credited with any further adjusted amount as and if indicated by the report of that date;

     (5) If either ITI or Insitu desire an audit on or after November 1, at its expense, it is entitled to such audit in accordance with the terms of the Partnership Agreement; the audit will be conducted by Deloitte & Touche, and the parties will accept as final the determination of Deloitte & Touche; Insitu will pay or be repaid any further adjustment indicated therein;

     (6) Any dispute over the amount to be paid, credited or repaid after audit will be subject to arbitration in accordance with the Partnership Agreement, and these Arbitrators, or one of them, would remain authorized to retain authority to determine any final payment due any other party.

     Please let me know if this concept seems workable to you. It is intended as only a conceptual approach at this time and I have no authority to make this proposal as a part of any agreement between our clients, but I would like to pursue it with you if you share my view on it.

     Thank you very much.

Sincerely yours,

/s/ Torrey Armstrong
C. Torrence Armstrong

CTA/c

                                    EXHIBIT B
                [On Letterhead of Insituform Technologies, Inc.]

To whom it may concern:

"Midsouth" is authorized without limitation in time subject to the Midsouth Settlement Agreement dated July 20, 1999 to continue use of the cured-in-place pipe processes, technique and inventions that it formerly practiced pursuant to its since terminated Insituform(R) License agreement and as the same existed on July 20, 1999.

"Midsouth" is no longer a licensee of Insituform Technologies, Inc. and therefore "Midsouth" does not receive technical or other support from Insituform Technologies; it may not use any of the trademarks, service marks or tradenames of Insituform Technologies, including the trademark Insituform(R), and "Midsouth" does not have access to improvements or new technology developed or acquired by Insituform Technologies.

Insituform Technologies has no ownership interest in "Midsouth" and is not a licensor of technology to "Midsouth".

Signed,


Insituform Technologies, Inc.